Exhibit 99.2

SUPPLEMENTAL INFORMATION
JUNE 30, 2007
(UNAUDITED)

Table of Contents

Overview

About the Company	4
Company Information	5
Quarterly Highlights	6

Consolidated Information

Balance Sheets	8
Statements of Income	9
Statements of Cash Flows	10-11
Funds From Operations	12
Net Cash Provided by Operating Activities to Adjusted EBITDA Reconciliation	13
Adjusted Fixed Charge Coverage	14
Indebtedness	15
Book Capitalization	16
Market Capitalization	17
Portfolio Overview	18-20
Same Property Performance	21
Lease Expirations	22

Investment Management Business

Summary	24
Balance Sheets	25
Statements of Operations	26
EBITDA	27
Funds From Operations	28
Indebtedness	29
Portfolio Overview	30

Other Information

Reporting Definitions	32-33
Supplemental Financial Measures Disclosures	34-35

Overview

About the Company (1)

Health Care Property Investors, Inc. together with its consolidated subsidiaries and joint ventures (collectively, “HCP” or the “Company”), invests primarily in real estate serving the healthcare industry in the United States.  Health Care Property Investors, Inc. is a Maryland real estate investment trust (“REIT”) organized in 1985.  The Company is headquartered in Long Beach, California, with operations in Nashville, Tennessee, and its portfolio includes interests in 675 properties.  The Company acquires healthcare facilities and leases them to healthcare providers and provides mortgage financing secured by healthcare facilities. The Company’s portfolio includes: (i) senior housing, including independent living facilities (“ILFs”), assisted living facilities (“ALFs”), and continuing care retirement communities (“CCRCs”); (ii) medical office buildings (“MOBs”); (iii) hospitals; (iv) skilled nursing facilities (“SNFs”); and (v) other healthcare facilities, including laboratory and office buildings. For business segment financial data, see our consolidated information included elsewhere in this report.

References herein to “HCP,” the “Company,” “we,” “us” and “our” include Health Care Property Investors, Inc. and our consolidated subsidiaries and joint ventures, unless the context otherwise requires.

The Company is organized to invest in healthcare-related facilities.  Our primary goal is to increase shareholder value through profitable growth.  Our investment strategy to achieve this goal is based on three principles – opportunistic investing, portfolio diversification and conservative financing.

Opportunistic Investing.  We make real estate investments that are expected to drive profitable growth and create long-term shareholder value. We attempt to position ourselves to create and take advantage of situations where we believe the opportunities meet our goals and investment criteria. We invest in properties directly and through joint ventures, and provide secured financing, depending on the nature of the investment opportunity.

Portfolio Diversification.  We believe in maintaining a portfolio of healthcare-related real estate diversified by sector, geography, operator and investment product. Diversification within the healthcare industry reduces the likelihood that a single event would materially harm our business. This allows us to take advantage of opportunities in different markets based on individual market dynamics. While pursuing our strategy of maintaining diversification in our portfolio, there are no specific limitations on the percentage of our total assets that may be invested in any one property, property type, geographic location or in the number of properties which we may invest, lease or lend to a single operator.  With investments in multiple sectors of healthcare real estate, HCP can focus on opportunities with the best risk/reward profile for the portfolio as a whole, rather than having to choose from transactions within a specific property type.

Conservative Financing.  We believe a conservative balance sheet provides us with the ability to execute our opportunistic investing approach and portfolio diversification principles. We maintain our conservative balance sheet by actively managing our debt to equity levels and maintaining available sources of liquidity, such as our revolving line of credit. Our debt is primarily fixed rate, which reduces the impact of rising interest rates on our operations. Generally, we attempt to match the long-term duration of our leases with long-term fixed-rate financing.

In underwriting our investments, we structure and adjust the price of the investment in accordance with our assessment of risk. We may structure transactions as master leases, require indemnifications, obtain enhancements in the form of letters of credit or security deposits, and take other measures to mitigate risk. We finance our investments based on our evaluation of available sources of funding. For short-term purposes, we may utilize our revolving line of credit or arrange for other short-term borrowings from banks or other sources. We arrange for longer-term financing through public offerings or from institutional investors. We may incur additional indebtedness or issue preferred or common stock. We may incur additional mortgage indebtedness on real estate we acquire. We may also obtain non-recourse or other mortgage financing on unleveraged properties in which we have invested or may refinance existing debt on properties acquired.

As of June 30, 2007, the Company’s portfolio of properties, excluding assets held for sale and classified as discontinued operations, included 675 properties and consisted of:

•                  273 senior housing facilities

•                  265 medical office buildings

•                  42 hospitals

•                  66 skilled nursing facilities

•                  29 other healthcare facilities

The information in this supplemental information package should be read in conjunction with the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”).  The Reporting Definitions and Supplemental Financial Disclosures are an integral part of the information presented herein.

On our internet website, www.hcpi.com, you can access, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”). In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Mark A. Wallace, Executive Vice President, Chief Financial Officer and Treasurer at (562) 733-5100.

(1)          As of June 30, 2007.

Company Information (1)

Board of Directors

Mary A. Cirillo-Goldberg	Harold M. Messmer, Jr.
Chairman and Chief Executive Officer
Former Chairman and Chief Executive	Robert Half International, Inc.
Officer, OPCENTER	Compensation Committee
Compensation Committee	Nominating and Corporate
Nominating and Corporate	Governance Committee
Governance Committee

Robert R. Fanning, Jr.	Peter L. Rhein
Managing Director (Retired)	Partner
The Huron Consulting Group	Sarlot & Rhein
Audit Committee	Chairperson, Audit Committee

James F. Flaherty III	Kenneth B. Roath
Chairman and Chief Executive Officer	Chairman Emeritus
Health Care Property Investors, Inc.	Health Care Property Investors, Inc.

David B. Henry	Richard M. Rosenberg
Chairman and Chief Executive
Vice Chairman and Chief Investment	Officer
Officer, Kimco Realty Corporation	(Retired), Bank of America
Audit Committee	Lead Director
Finance Committee	Chairperson, Nominating and
Nominating and Corporate	Corporate Governance Committee

Governance Committee	Finance Committee

Michael D. McKee	Joseph P. Sullivan
Vice Chairman and Chief Executive	Chairman of the Board of Advisors
Officer, The Irvine Company	RAND Health
Chairperson, Compensation Committee	Chairperson, Finance Committee
Audit Committee

Senior Management

George P. Doyle	Brian J. Maas

Senior Vice President	Senior Vice President
Chief Accounting Officer	Associate General Counsel

Charles A. Elcan	Stephen R. Maulbetsch
Executive Vice President	Executive Vice President
Medical Office Properties	Strategic Development

James F. Flaherty III	Stephen I. Robie
Chairman and	Senior Vice President
Chief Executive Officer	Financial Planning and Analysis

Paul F. Gallagher	Timothy M. Schoen
Executive Vice President	Senior Vice President
Chief Investment Officer	Investment Management

Edward J. Henning	Susan M. Tate

Executive Vice President	Senior Vice President
General Counsel and	Asset Management
Corporate Secretary
Mark A. Wallace
Thomas D. Kirby	Executive Vice President
Chief Financial Officer and
Senior Vice President	Treasurer
Acquisitions and Dispositions

Thomas M. Klaritch
Senior Vice President
Medical Office Properties

Company Information

Corporate Headquarters	Senior Debt Ratings
3760 Kilroy Airport Way, Suite 300	Fitch	BBB
Long Beach, CA 90806-2473	Moody’s	Baa3
(562) 733-5100	Standard & Poor’s	BBB

Nashville Office	Stock Exchange Listing
3100 West End Avenue, Suite 800	NYSE	(US Dollar)
Nashville, TN 37203
(615) 324-6900	Trading Symbol
	HCP	Common Stock
	HCP_pe	Series E Preferred
	HCP_pf	Series F Preferred

(1)          As of July 30, 2007.

Quarterly Highlights (1)

ACQUISITON OF SLOUGH ESTATES USA INC.

On June 3, 2007, we reached a definitive agreement to acquire Slough Estates USA Inc. (“SEUSA”) for aggregate consideration of $2.9 billion, subject to certain adjustments. In connection with this transaction, HCP has obtained a financing commitment for a $3.0 billion bridge loan.  The transaction is expected to close in early August 2007.

SEUSA’s portfolio is concentrated in the San Francisco Bay Area and San Diego County and comprises 83 existing properties representing approximately 5.2 million square feet of life science/pharma space.  In addition to the existing portfolio, SEUSA has an established development infrastructure and a pipeline currently comprised of 3.8 million square feet in the San Francisco Bay Area and San Diego County.  The committed development pipeline represents over 500,000 square feet that is 86% preleased to investment grade tenants. SEUSA also has a significant future development pipeline consisting of approximately 3.3 million square feet of space that will be developed in phases based on market demand.

INVESTMENT TRANSACTIONS

During the three months ended June 30, 2007, we made investments of $98 million with an average yield of 8.5%, which included $72 million of acquired interests in real estate and $26 million of debt and equity securities.  Our investments for the six months ended June 30, 2007, aggregated $547 million with an average yield of 8.3%, and were made in the following healthcare sectors: (i) 48% medical office buildings (“MOBs”), (ii) 48% hospitals, (iii) 2% senior housing and (iv) 2% other healthcare facilities.

During the three months ended June 30, 2007, we sold investments valued at $236 million, which included the sale of 20 properties for $187 million, and debt securities for $49 million. Our sales for the six months ended June 30, 2007, aggregated $445 million, and were made from the following healthcare sectors: (i) 53% senior housing, (ii) 29% skilled nursing facilities, (iii) 11% hospitals, and (iv) 7% other healthcare facilities.

For the three and six months ended June 30, 2007, we recognized gains from sales of real estate of $2 million and $106 million, respectively. For the three and six months ended June 30, 2007, we recognized gains from sales of debt and equity securities of $4 million and $5 million, respectively.

JOINT VENTURE TRANSACTIONS

On April 30, 2007, we formed an MOB joint venture with an institutional capital partner.  The joint venture includes 55 properties valued at approximately $585 million and encumbered by $344 million of secured debt. Upon the sale of an 80% interest in the venture, we received proceeds of $196 million, including a one-time acquisition fee of $3 million, and recognized a gain of $10 million.  We act as the managing member and will receive ongoing asset management fees.

On April 27, 2007, in anticipation of this joint venture, we placed $122 million of 10-year term mortgage notes with an interest rate of 5.53%. The proceeds from these notes were used to repay borrowings under our revolving credit facility and for other general corporate purposes.

On May 31, 2007, this joint venture acquired two MOBs valued at $23 million and concurrently placed $15 million of secured debt.  The acquisition was funded pro-rata by the partners to this joint venture.

OTHER EVENTS

On July 26, 2007, we announced that our Board of Directors declared a quarterly common stock cash dividend of $0.445 per share. The common stock dividend will be paid on August 21, 2007, to stockholders of record as of the close of business on August 6, 2007.

(1)          Includes events subsequent to the current quarter-end through the date of the most recent quarterly earnings press release issuance.

Consolidated Information

Consolidated Balance Sheets

	June 30,	December 31,
In thousands	2007	2006
ASSETS
Real estate:
Buildings and improvements	$6,205,698	$5,779,689
Developments in process	29,056	42,366
Land	770,010	655,624
Less accumulated depreciation and amortization	618,321	526,348
Net real estate	6,386,443	5,951,331

Net investment in direct financing leases	682,176	678,013
Loans receivable, net	203,147	196,480
Investments in and advances to unconsolidated joint ventures	214,904	25,389
Accounts receivable, net	33,652	31,026
Cash and cash equivalents	351,217	60,687
Intangible assets, net	328,753	380,568
Real estate held for sale, net	204,683	490,075
Real estate held for contribution, net	—	1,684,341
Other assets, net	474,351	514,839
Total assets	$8,879,326	$10,012,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank line of credit and term loan	$—	$1,129,093
Senior unsecured notes	3,223,422	2,748,522
Mortgage debt	1,260,885	1,292,485
Mortgage debt on assets held for sale	—	34,813
Mortgage debt on assets held for contribution	—	889,356
Other debt	108,497	107,746
Intangible liabilities, net	145,047	134,050
Accounts payable and accrued liabilities	166,648	200,088
Deferred revenue	29,638	20,795
Total liabilities	4,934,137	6,556,948

Minority interests:
Joint venture partners	34,305	34,211
Non-managing member unitholders	306,497	127,554
Total minority interests	340,802	161,765

Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	206,379	198,599
Additional paid-in capital	3,392,612	3,108,908
Cumulative net income	2,155,265	1,938,693
Cumulative dividends	(2,449,360)	(2,255,062)
Accumulated other comprehensive income	14,318	17,725
Total stockholders’ equity	3,604,387	3,294,036
Total liabilities and stockholders’ equity	$8,879,326	$10,012,749

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2007	2006	2007	2006
Revenues and other income:
Rental and related revenues	$204,580	$109,894	$407,946	$209,147
Income from direct financing leases	15,215	—	30,205	—
Investment management fee income	4,220	943	10,459	1,997
Interest and other income	18,732	5,395	34,947	19,084
	242,747	116,232	483,557	230,228
Costs and expenses:
Interest	72,359	33,485	151,337	65,418
Depreciation and amortization	60,434	26,975	121,328	52,469
Operating	38,949	19,143	81,350	36,589
General and administrative	18,292	8,396	38,884	16,868
	190,034	87,999	392,899	171,344

Operating income	52,713	28,233	90,658	58,884
Equity income from unconsolidated joint ventures	1,302	2,714	2,516	6,536
Gain on sale of real estate interests, net	10,141	—	10,141	—
Minority interests’ share of earnings	(6,739)	(4,170)	(11,974)	(7,947)
Income from continuing operations	57,417	26,777	91,341	57,473

Discontinued operations:
Operating income	11,796	17,219	19,115	35,820
Gain on sales of real estate, net of impairments	2,071	(2,429)	106,116	6,162
	13,867	14,790	125,231	41,982

Net income	71,284	41,567	216,572	99,455
Preferred stock dividends	(5,283)	(5,283)	(10,566)	(10,566)
Net income applicable to common shares	$66,001	$36,284	$206,006	$88,889

Basic earnings per common share (EPS):
Continuing operations	$0.25	$0.16	$0.39	$0.34
Discontinued operations	0.07	0.11	0.62	0.31
Net income applicable to common shares	$0.32	$0.27	$1.01	$0.65

Diluted earnings per common share:
Continuing operations	$0.25	$0.16	$0.39	$0.34
Discontinued operations	0.07	0.10	0.61	0.31
Net income applicable to common shares	$0.32	$0.26	$1.00	$0.65

Weighted average shares used to calculate EPS:
Basic	205,755	136,484	204,882	136,262
Diluted	207,024	137,192	206,470	137,024

Dividends declared per common share	$0.445	$0.425	$0.890	$0.850

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Cash Flows

	Six Months Ended June 30,
In thousands	2007	2006
Cash flows from operating activities:
Net income	$216,572	$99,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	121,328	52,469
Discontinued operations	6,248	10,568
Amortization of above and below market lease intangibles, net	(1,572)	(921)
Stock-based compensation	5,842	4,248
Debt issuance costs amortization	5,643	1,804
Recovery of loan losses	(210)	—
Interest accretion on direct financing leases and straight-line rents	(24,542)	(4,721)
Equity income from unconsolidated joint ventures	(2,516)	(6,536)
Distributions of earnings from unconsolidated joint ventures	2,067	5,623
Minority interests’ share of earnings	11,974	7,947
Impairments	—	4,711
Gain on sales of real estate and real estate interests, net	(116,257)	(10,873)
Gain on sales of securities, net	(4,874)	—
Changes in:
Accounts receivable	(3,912)	891
Other assets	(5,204)	(282)
Accounts payable, accrued liabilities and deferred revenue	4,135	9,484
Net cash provided by operating activities	214,722	173,867

Cash flows from investing activities:
Acquisition and development of real estate	(274,458)	(264,133)
Lease commissions and tenant and capital improvements	(14,408)	(8,093)
Net proceeds from sales of real estate	356,556	27,609
Contributions to unconsolidated joint ventures	(1,172)	(563)
Distributions from unconsolidated joint ventures, net	475,685	—
Purchase of securities	(26,647)	(12,895)
Proceeds from the sale of securities	53,317	—
Principal repayments on loans receivable	6,630	44,298
Investment in loans receivable	(7,939)	(3,154)
Decrease (increase) in restricted cash	12,088	(105)
Net cash provided by (used in) investing activities	579,652	(217,036)

See Reporting Definitions and Supplemental Financial Measure Disclosures

	Six Months Ended June 30,
In thousands	2007	2006
Cash flows from financing activities:
Net borrowings (repayments) under bank lines of credit	(624,500)	6,500
Repayments of term loan	(504,593)	—
Repayments of mortgage debt	(66,813)	(19,373)
Issuance of mortgage debt, net of issuance costs	141,817	161,874
Repayments of senior unsecured notes	(20,000)	(135,000)
Issuance of senior unsecured notes, net of issuance costs	493,365	148,606
Net proceeds from the issuance of common stock and exercise of options	282,080	14,237
Dividends paid on common and preferred stock	(194,298)	(127,423)
Distributions to minority interests	(10,902)	(6,118)
Net cash provided by (used in) financing activities	(503,844)	43,303

Net increase in cash and cash equivalents	290,530	134
Cash and cash equivalents, beginning of period	60,687	21,342
Cash and cash equivalents, end of period	$351,217	$21,476

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Funds From Operations

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2007	2006	2007	2006

Net income applicable to common shares	$66,001	$36,284	$206,006	$88,889
Real estate depreciation and amortization:
Continuing operations	60,434	26,975	121,328	52,469
Discontinued operations	2,769	5,206	6,248	10,568
Gain on sales of real estate and real estate interests, net	(12,212)	(2,282)	(116,257)	(10,873)
Equity income from unconsolidated joint ventures	(1,302)	(2,714)	(2,516)	(6,536)
FFO from unconsolidated joint ventures	5,518	1,280	9,632	3,513
Minority interests’ share in earnings	6,739	4,170	11,974	7,947
Minority interests’ share in FFO	(7,542)	(4,181)	(13,572)	(8,273)
FFO applicable to common shares	$120,405	$64,738	$222,843	$137,704

Distributions on convertible units	$4,852	$2,726	$7,481	$5,299

Diluted FFO applicable to common shares	$125,257	$67,464	$230,324	$143,003

Basic FFO per common share	$0.59	$0.47	$1.09	$1.01

Diluted FFO per common share	$0.58	$0.47	$1.07	$1.00

Weighted average shares used to calculate diluted FFO per common share	217,130	143,420	214,468	143,255

Dividends declared per common share	$0.445	$0.425	$0.890	$0.850

FFO payout ratio per common share	76.7%	90.4%	83.2%	85.0%

Impact of merger-related and impairment charges	$1,677	$4,711	$8,979	$4,711

Per common share impact of merger-related and impairment charges on diluted FFO	$—	$0.03	$0.05	$0.03

FFO payout ratio per common share prior to merger-related and impairment charges	76.7%	85.0%	79.5%	82.5%

Consolidated selected supplemental cash flow information:
Impairments	$—	$4,711	$—	$4,711
Amortization of (above) and below market lease intangibles, net	1,298	562	1,572	921
Stock-based compensation	3,364	2,405	5,842	4,248
Debt issuance costs amortization	1,989	908	5,643	1,804
Interest accretion on direct financing leases	2,221	—	4,164	—
Straight-line rents	12,540	2,323	20,378	4,721
Lease commissions and tenant and capital improvements	6,328	4,195	14,408	8,093
Capitalized interest	78	183	173	361
Change in SAB 104 deferred revenue	1,152	2,068	(2,475)	(1,625)

HCP’s share of selected supplemental cash flow information from unconsolidated joint ventures(1):
Amortization of (above) and below market lease intangibles, net	$(252)	$264	$(453)	$545
Debt issuance costs amortization	81	56	145	140
Straight-line rents	1,530	71	2,943	277
Lease commissions and tenant and capital improvements	74	862	79	1,449

(1)          Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA and interest expense from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Net Cash Provided by Operating Activities to Adjusted EBITDA Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands	2007	2006	2007	2006

Net cash provided by operating activities	$128,040	$81,656	$214,722	$173,867
Changes in:
Accounts receivable	978	(1,274)	3,912	(891)
Other assets	(2,421)	1,939	5,204	282
Accounts payable, accrued liabilities and deferred revenue	(12,482)	(2,459)	(4,135)	(9,484)
Gain on sales of securities, net	3,862	—	4,874	—
Gain on sales of real estate and real estate interests	12,212	2,282	116,257	10,873
Impairments	—	(4,711)	—	(4,711)
Minority interests’ share of earnings	(6,739)	(4,170)	(11,974)	(7,947)
Distributions of earnings from unconsolidated joint ventures	(1,056)	(1,801)	(2,067)	(5,623)
Equity income from unconsolidated joint ventures	1,302	2,714	2,516	6,536
Interest accretion on direct financing leases and straight-line rents	14,761	2,323	24,542	4,721
Recovery of loan losses	85	—	210	—
Debt issuance costs amortization	(1,989)	(908)	(5,643)	(1,804)
Stock-based compensation	(3,364)	(2,405)	(5,842)	(4,248)
Amortization of above and below market lease intangibles, net	1,298	562	1,572	921
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	(60,434)	(26,975)	(121,328)	(52,469)
Discontinued operations	(2,769)	(5,206)	(6,248)	(10,568)
Net income	71,284	41,567	216,572	99,455

Interest expense:
Continuing operations	72,359	33,485	151,337	65,418
Discontinued operations	1,363	155	2,029	315
Income taxes	503	61	980	61
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	60,434	26,975	121,328	52,469
Discontinued operations	2,769	5,206	6,248	10,568
Equity income from unconsolidated joint ventures	(1,302)	(2,714)	(2,516)	(6,536)
HCP’s share of EBITDA from unconsolidated joint ventures(1)	8,955	5,616	16,635	12,364
Other joint venture adjustments	576	—	1,011	—
Minority interests’ share of earnings	6,739	4,170	11,974	7,947
Gain on sales of real estate and real estate interests, net	(12,212)	(2,282)	(116,257)	(10,873)
Adjusted EBITDA	$211,468	$112,239	$409,341	$231,188

(1)          Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA and interest expense from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Adjusted Fixed Charge Coverage

	Three Months Ended June 30,				Six Months Ended June 30,
In thousands	2007		2006		2007		2006

Net income	$71,284		$41,567		$216,572		$99,455
Interest expense:
Continuing operations	72,359		33,485		151,337		65,418
Discontinued operations	1,363		155		2,029		315
Income taxes	503		61		980		61
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	60,434		26,975		121,328		52,469
Discontinued operations	2,769		5,206		6,248		10,568
Equity income from unconsolidated joint ventures	(1,302)		(2,714)		(2,516)		(6,536)
HCP’s share of EBITDA from unconsolidated joint ventures(1)	8,955		5,616		16,635		12,364
Other joint venture adjustments	576		—		1,011		—
Minority interests’ share of earnings	6,739		4,170		11,974		7,947
Gain on sales of real estate and real estate interests, net	(12,212)		(2,282)		(116,257)		(10,873)

Adjusted EBITDA	$211,468		$112,239		$409,341		$231,188

Interest expense:
Continuing operations	$72,359		$33,485		$151,337		$65,418
Discontinued operations	1,363		155		2,029		315
HCP’s share of interest expense from unconsolidated joint ventures(1)	4,557		1,413		8,434		2,950
Capitalized interest	78		183		173		361
Preferred stock dividends	5,283		5,283		10,566		10,566

Fixed charges	$83,640		$40,519		$172,539		$79,610

Adjusted fixed charge coverage	2.5	x	2.8	x	2.4	x	2.9	x

(1)          Prior to November 30, 2006, HCP MOP was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.  HCP’s share of EBITDA and interest expense from HCP MOP excludes amounts subsequent to HCP’s acquisition of GE’s interest.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments

June 30, 2007

	Bank Line					HCP’s Share of
	of Credit	Senior				Unconsolidated
	and	Unsecured	Mortgage	Other	Consolidated	Mortgage
	Term Loan	Notes	Debt(1)	Debt(3)	Debt	Debt	Total Debt
2007	$—	$—	$25,476	$108,497	$133,973	$1,768	$135,741
2008	—	300,000	86,930	—	386,930	3,319	390,249
2009	—	—	267,069	—	267,069	3,552	270,621
2010	—	206,421	290,350	—	496,771	3,773	500,544
2011	—	300,000	124,720	—	424,720	4,321	429,041
2012	—	250,000	96,689	—	346,689	11,511	358,200
2013	—	550,000	40,903	—	590,903	42,945	633,848
2014	—	87,000	168,051	—	255,051	4,116	259,167
2015	—	400,000	32,546	—	432,546	15,040	447,586
2016	—	400,000	45,917	—	445,917	50,686	496,603
Thereafter	—	750,000	74,932	—	824,932	197,273	1,022,205
Subtotal	—	3,243,421	1,253,583	108,497	4,605,501	338,304	4,943,805

(Discounts) and premiums, net	—	(19,999)	7,302	—	(12,697)	(815)	(13,512)
Total	$—	$3,223,422	$1,260,885	$108,497	$4,592,804	$337,489	$4,930,293

Weighted average interest rate	N/A	6.10%	6.10%	N/A	6.10%	5.64%	6.07%

Weighted average maturity in years	2.34	6.68	5.43	N/A	6.33	8.77	6.50

Debt Analysis

	June 30,	December 31,
	2007	2006
Fixed rate debt
Senior unsecured notes	$2,898,875	$2,424,163
Mortgage debt(1)(2)	1,066,236	2,001,716
Other debt	108,497	107,746
HCP’s share of unconsolidated debt	337,489	27,519
	4,411,097	4,561,144
Variable rate debt
Bank line of credit and term loan	—	1,129,093
Senior unsecured notes	324,547	324,359
Mortgage debt	194,649	214,938
	519,196	1,668,390
Total debt	$4,930,293	$6,229,534

	June 30,	December 31,
	2007	2006
Fixed and variable rate ratios
Fixed rate	89.5%	73.2%
Variable rate	10.5%	26.8%

	100.0%	100.0%

(1)          Includes mortgage debt on assets held for contribution at December 31, 2006.

(2)          Includes $45.6 million of mortgage debt that has been hedged through interest rate swap contracts.

(3)          In connection with the CRP merger on October 5, 2006, the Company assumed non-interest bearing Life Care Bonds at two of its CCRCs and non-interest bearing occupancy fee deposits at another of its senior housing facilities, all of which are payable to certain residents of the facilities.

Consolidated Book Capitalization

In thousands

Total Debt

	June 30,	December 31,
	2007	2006
Bank line of credit and term loan	$—	$1,129,093
Senior unsecured notes	3,223,422	2,748,522
Mortgage debt(1)	1,260,885	2,216,654
Other debt	108,497	107,746
Consolidated debt	4,592,804	6,202,015
HCP’s share of unconsolidated mortgage debt	337,489	27,519
Total debt	$4,930,293	$6,229,534

Book Capitalization

	June 30,	December 31,
	2007	2006
Total debt	$4,930,293	$6,229,534
Total minority interests	340,802	161,765
Total stockholders’ equity	3,604,387	3,294,036
Total book capitalization	8,875,482	9,685,335
Accumulated depreciation and amortization	618,321	526,348
Accumulated depreciation and amortization from assets held for sale and contribution	50,037	107,097
HCP’s share of unconsolidated accumulated depreciation and amortization	10,716	849
Total undepreciated book capitalization	$9,554,556	$10,319,629

Gross Assets

	June 30,	December 31,
	2007	2006
Consolidated total assets	$8,879,326	$10,012,749
Investments in and advances to unconsolidated joint ventures	(214,904)	(25,389)
Accumulated depreciation and amortization	618,321	526,348
Accumulated depreciation and amortization from assets held for sale and contribution	50,037	107,097
Consolidated gross assets	9,332,780	10,620,805
HCP’s share of unconsolidated total assets	551,879	45,208
HCP’s share of unconsolidated accumulated depreciation and amortization	10,716	849
Total gross assets	$9,895,375	$10,666,862

Capitalization Ratios

	June 30,	December 31,
	2007	2006
Total debt/Total book capitalization	55.5%	64.3%
Total debt/Total undepreciated book capitalization	51.6%	60.4%

Consolidated debt/Consolidated gross assets	49.2%	58.4%
Total debt/Total gross assets	49.8%	58.4%

Consolidated secured debt/Consolidated gross assets	13.5%	20.9%
Total secured debt/Total gross assets	16.2%	21.0%

(1)                                  Includes mortgage debt on assets held for contribution and held for sale at December 31, 2006.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Market Capitalization

In thousands, except per share data

Total Debt

	June 30,	December 31,
	2007	2006
Bank line of credit and term loan	$—	$1,129,093
Senior unsecured notes	3,223,422	2,748,522
Mortgage debt(1)	1,260,885	2,216,654
Other debt	108,497	107,746
Consolidated debt	$4,592,804	$6,202,015
HCP’s share of unconsolidated mortgage debt	337,489	27,519
Total debt	$4,930,293	$6,229,534

Market Capitalization

	June 30, 2007			December 31, 2006
Security	Shares/Units	Price	Value	Shares/Units	Price	Value
Common stock	206,379	$28.93	$5,970,544	198,599	$36.82	$7,312,415

Convertible partnership units
2 for 1(2)	2,516	57.86	145,576	2,533	73.64	186,530
1 for 1(3)	5,074	28.93	146,791	887	36.82	32,659
			292,367			219,189
Preferred stock:
7.25% Series E	4,000	25.06	100,240	4,000	25.56	102,240
7.10% Series F	7,820	25.00	195,500	7,820	25.62	200,348
			295,740			302,588

Consolidated market equity			$6,558,651			$7,834,192

Consolidated debt			4,592,804			6,202,015

Consolidated market capitalization			$11,151,455			$14,036,207

HCP’s share of unconsolidated mortgage debt			337,489			27,519

Total market capitalization			$11,488,944			$14,063,726

Capitalization Ratios

	June 30,	December 31,
	2007	2006
Consolidated debt/Consolidated market capitalization	41.2%	44.2%

Total debt/Total market capitalization	42.9%	44.3%

(1)          Includes mortgage debt on assets held for contribution and held for sale at December 31, 2006.

(2)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at time of conversion or, at the Company’s option, two shares of the Company’s common stock.

(3)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at time of conversion or, at the Company’s option, one share of the Company’s common stock.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Portfolio Overview

As of and for the six months ended June 30, 2007, dollars and square feet in thousands

Owned Property, Secured Loan and Direct Financing Lease Portfolios

Overview by property type

	Property			Square	Facility Occupancy %		Number
Sector	Count	Beds/Units		Feet	06/30/07	03/31/07	of States
Hospital	38	4,514	Beds	5,018	59	53	17
Skilled nursing	66	7,714	Beds	2,563	86	85	16
Senior housing	244	26,091	Units	22,674	90	90	34
MOB	202	N/A		13,488	91	91	28
Other	25	N/A		1,462	93	88	8
Total	575			45,205

Operator concentration

	Property	Investment			Interest and	Total
Operator	Count	Amount	%	NOI	DFL Income	Amount	%
Sunrise Senior Living	103	$2,235,760	29	$53,200	$21,731	$74,931	21
Brookdale Senior Living	22	662,046	8	32,229	—	32,229	9
Tenet Healthcare Corporation	8	423,497	5	26,255	—	26,255	7
Aegis Senior Living	12	258,008	3	11,206	—	11,206	3
HCA	8	233,205	3	11,446	—	11,446	3
Summerville Healthcare Group	23	227,668	3	10,369	469	10,838	3
Capital Senior Living	15	176,483	2	6,860	—	6,860	2
Harbor Retirement Associates	10	159,029	2	1,679	836	2,515	1
HealthSouth Corporation	10	118,115	1	7,991	—	7,991	2
Erickson Retirement Communities	5	116,218	1	—	8,149	8,149	2
Other Public Companies	39	306,916	4	16,422	4,200	20,622	6
Other Operators	320	3,077,645	39	134,767	334	135,101	37
	575	$7,994,590	100	$312,424	$35,719	$348,143	96
NOI from assets contributed to ventures				14,172	—	14,172	4
				$326,596	$35,719	$362,315	100

Reconciliation of Net Income to NOI
Net income				$216,572
Income from direct financing leases				(30,205)
Investment management fee income				(10,459)
Interest and other income				(34,947)
Interest expense				151,337
Depreciation and amortization				121,328
General and administrative				38,884
Equity income from unconsolidated joint ventures				(2,516)
Gain on sales of real estate interests, net				(10,141)
Minority interests’ share of earnings				11,974
Total discontinued operations				(125,231)
Net operating income (“NOI”)				$326,596

See Reporting Definitions and Supplemental Financial Measure Disclosures

As of and for the six months ended June 30, 2007, dollars and square feet in thousands

Owned Property Portfolio – Overview by type

											Rental and
	Property		Beds/	Square	Facility Occupancy %		Cash Flow Coverage				Related	Operating
Sector	Count	Investment	Units	Feet	06/30/07	03/31/07	06/30/07		03/31/07		Revenues	Expenses	NOI
Hospital	36	$1,045,680	4,344	4,707	59	53	2.5	x	2.5	x	$60,401	$—	$60,401
Skilled nursing	62	305,280	7,118	2,366	86	85	1.5	x	1.7	x	21,547	50	21,497
Senior housing	209	3,502,796	22,780	20,522	90	91	1.1	x	1.1	x	138,225	7,580	130,645
MOB	202	2,117,849	N/A	13,488	91	91	N/A		N/A		152,660	63,336	89,324
Other	25	224,705	N/A	1,462	93	88	N/A		N/A		13,626	3,069	10,557
Total	534	$7,196,310		42,545							$386,459	$74,035	$312,424

NOI from assets contributed to ventures											21,487	7,315	14,172
											$407,946	$81,350	$326,596

Direct Financing Lease Portfolio – Overview by type

	Property		Beds/	Square	Facility Occupancy %		Cash Flow Coverage				DFL
Sector	Count	Investment	Units	Feet	06/30/07	03/31/07	06/30/07		03/31/07		Income
Senior housing	32	$675,500	3,143	1,969	90	90	0.9	x	1.1	x	$30,205

Secured Loan Portfolio – Overview by type

	Property		Beds/	Square	Facility Occupancy %		Cash Flow Coverage				Interest
Sector	Count	Investment	Units	Feet	06/30/07	03/31/07	06/30/07		03/31/07		Income
Hospital	2	$75,096	170	311	59	51	2.8	x	2.5	x	$3,251
Skilled nursing	4	19,638	596	197	86	84	2.1	x	1.9	x	1,118
Senior housing	3	28,046	168	183	81	84	N/A		2.3	x	1,145
Total	9	$122,780		691							$5,514

See Reporting Definitions and Supplemental Financial Measure Disclosures

Owned Property Portfolio – Overview by state

		Hospital		Skilled Nursing		Senior Housing		MOB		Other
	Total								Square		Square
State	No.	No.	Beds	No.	Beds	No.	Units	No.	Feet	No.	Feet
TX	88	7	1,137	4	570	30	3,320	46	4,107	1	—
CA	61	4	745	7	721	28	3,182	16	898	6	497
FL	50	2	312	—	—	29	3,620	19	1,027	—	—
VA	22	1	—	9	934	10	1,321	2	153	—	—
CO	24	1	64	2	240	5	871	16	913	—	—
UT	34	1	139	1	120	1	158	22	943	9	580
WA	14	—	—	—	—	8	571	6	586	—	—
IN	34	—	—	15	1,558	5	392	14	762	—	—
Other	207	20	1,947	24	2,975	93	9,345	61	4,099	9	385
Total	534	36	4,344	62	7,118	209	22,780	202	13,488	25	1,462

See Reporting Definitions and Supplemental Financial Measure Disclosures

Same Property Performance

Dollars and square feet in thousands

			Skilled	Senior
	Total	Hospital	Nursing	Housing	MOB	Other
Owned Property Portfolio

Property count	534	36	62	209	202	25
Investment	$7,196,310	$1,045,680	$305,280	$3,502,796	$2,117,849	$224,705

Same Property Portfolio

Property count	285	26	61	77	102	19
Investment	$3,126,109	714,391	$300,213	$980,828	$956,327	$174,350

Percent of Owned Property Portfolio (by investment)	43%	68%	98%	28%	45%	78%

Square feet	22,613	3,272	2,320	9,555	6,234	1,232

Facility occupancy at June 30, 2007		59%	86%	91%	93%	91%

Facility occupancy at June 30, 2006		59%	83%	92%	94%	100%

NOI for the six months ended June 30, 2007	$171,294	$45,076	$21,197	$47,644	$49,213	$8,164

NOI for the six months ended June 30, 2006	$165,982	$44,397	$19,947	$46,144	$46,449	$9,045

Same property change in NOI	3.2%	1.5%	6.3%	3.3%	6.0%	(9.7)%

NOI for the six months ended June 30, 2007	$171,294	$45,076	$21,197	$47,644	$49,213	$8,164
Straight-line rents	(5,652)	(564)	(389)	(2,588)	(1,711)	(400)
Amortization of above and below market lease intangibles, net	(487)	—	58	—	(545)	—
NOI, as adjusted, for the six months ended June 30, 2007	$165,155	$44,512	$20,866	$45,056	$46,957	$7,764

NOI for the six months ended June 30, 2006	$165,982	$44,397	$19,947	$46,144	$46,449	$9,045
Straight-line rents	(4,472)	(678)	(109)	(2,868)	(891)	74
Amortization of above and below market lease intangibles, net	(593)	—	58	—	(651)	—
NOI, as adjusted, for the six months ended June 30, 2006	$160,917	$43,719	$19,896	$43,276	$44,907	$9,119

Same property change in NOI, as adjusted	2.6%	1.8%	4.9%	4.1%	4.6%	(14.9)%

See Reporting Definitions and Supplemental Financial Measure Disclosures

Lease Expirations (1)(2)

Dollars in thousands

		Expiration Year(3)
Sector	Totals	2007	2008	2009	2010	2011

Owned Property Portfolio

Hospital:
Leases	14	2	1	7	1	3
Annualized expiring rents	$53,332	$1,686	$2,048	$41,019	$2,973	$5,606

Skilled nursing:
Leases	5	—	1	4	—	—
Annualized expiring rents	$2,857	$—	$637	$2,220	$—	$—

Senior housing:
Leases	8	—	1	—	3	4
Annualized expiring rents	$1,972	$—	$70	$—	$473	$1,429

MOB:
Leases	2,631	562	626	506	554	383
Annualized expiring rents	$157,116	$25,528	$36,730	$33,161	$35,786	$25,911

Other:
Leases	10	1	—	5	3	1
Annualized expiring rents	$13,473	$3,901	$—	$6,666	$2,672	$234

Total:
Leases	2,668	565	629	522	561	391
Annualized expiring rents	$228,750	$31,115	$39,485	$83,066	$41,904	$33,180

HCP Ventures III (4):
Leases	45	3	3	15	13	11
Annualized expiring rents	$3,421	$107	$232	$1,328	$1,047	$707

HCP Ventures IV (4):
Leases	399	91	97	64	73	74
Annualized expiring rents	$30,293	$4,597	$5,610	$5,552	$8,622	$5,912

(1)          The table reflects the number of leases and annualized expiring rents in the year of expiration absent the impact of renewals, if any.

(2)          All leases associated with HCP Ventures II expire in years later than 2011.

(3)          Lease expirations through 2011.

(4)          Represents 100% of each joint venture.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Investment Management Business

Investment Management Business Summary

As of and for the six months ended June 30, 2007
Dollars and square feet in thousands

Joint Venture	Primary Sector	Date Established	HCP’s Ownership Percentage		Joint Venture Investment	HCP’s Net Equity Investment(1)	Investment Management Fee Income(2)	Term (in years)
HCP Ventures II	Senior housing	January-07	35.0%		$1,097,267	$145,839	$6,964	Indefinite
HCP Ventures III	MOB	October-06	30.0	(3)	140,198	13,901	218	10
HCP Ventures IV	MOB	April-07	20.0		603,975	47,581	3,277	10
					$1,841,440	$207,321	$10,459

(1)          Excludes unconsolidated joint ventures for which HCP is not the managing member.

(2)          Includes acquisition fees from HCP Ventures II of $5.4 million and HCP Ventures IV of $3.0 million.

(3)          The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III, LLC.

Balance Sheets

	June 30, 2007			December 31,2006
	HCP Ventures	HCP Ventures	HCP Ventures	HCP Ventures	HCP Ventures	HCP Ventures
In thousands	II(1)	III	IV(2)	II	III	IV
ASSETS
Real estate:
Buildings and improvements	$936,095	$129,260	$485,403	$—	$129,289	$—
Developments in process	—	136	2,529	—	—	—
Land	108,907	1,780	58,556	—	1,780	—
Less accumulated depreciation and amortization	20,379	4,493	11,179	—	2,829	—
Net real estate	1,024,623	126,683	535,309	—	128,240	—

Cash and cash equivalents	5,670	3,364	7,954	—	5,312	—
Accounts receivable, net	231	926	1,183	—	572	—
Intangible assets, net	50,465	13,306	65,732	—	13,904	—
Other assets, net	18,361	2,836	4,680	—	2,665	—
Total assets	$1,099,350	$147,115	$614,858	$—	$150,693	$—

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$681,989	$91,730	$356,370	$—	$91,730	$—
Intangible liabilities, net	1,336	5,909	10,570	—	6,236	—
Accounts payable and accrued liabilities	6,229	2,673	9,614	—	5,103	—
Deferred revenue	—	466	401	—	295	—
Total liabilities	689,554	100,778	376,955	—	103,364	—

HCP’s capital	140,667	12,379	37,440	—	12,676	—
Partners’ capital	269,129	33,958	200,463	—	34,653	—
Total liabilities and members’ capital	$1,099,350	$147,115	$614,858	$—	$150,693	$—

(1)          At December 31, 2006, HCP Ventures II was a wholly owned consolidated subsidiary of the Company.

(2)          At December 31, 2006, 55 of the 57 assets included in HCP Ventures IV were included in the consolidated balance sheet.

Statements of Operations

	Three Months Ended			Six Months Ended
	June 30, 2007			June 30, 2007
		HCP Ventures	HCP Ventures		HCP Ventures	HCP Ventures
In thousands	HCP Ventures II	III	IV	HCP Ventures II	III	IV
Rental and related revenues	$20,902	$4,440	$10,763	$41,511	$8,967	$10,763
Costs and expenses:
Interest	9,912	1,434	3,292	19,758	2,870	3,292
Depreciation and amortization	7,044	1,233	4,091	14,262	2,217	4,091
Operating	—	1,543	3,949	—	3,048	3,949
General and administrative	1,231	254	428	2,372	390	428
	18,187	4,464	11,760	36,392	8,525	11,760
Net income (loss)	$2,715	$(24)	$(997)	$5,119	$442	$(997)

EBITDA

	Three Months Ended			Six Months Ended
	June 30, 2007			June 30, 2007
		HCP Ventures	HCP Ventures		HCP Ventures	HCP Ventures
In thousands	HCP Ventures II	III	IV	HCP Ventures II	III	IV
Net income (loss)	$2,715	$(24)	$(997)	$5,119	$442	$(997)
Interest expense	9,912	1,434	3,292	19,758	2,870	3,292
Depreciation and amortization of real estate and in-place lease intangibles	7,044	1,233	4,091	14,262	2,217	4,091
EBITDA	$19,671	$2,643	$6,386	$39,139	$5,529	$6,386

HCP share of venture’s EBITDA	$6,885	$793	$1,277	$13,699	$1,659	$1,277

Funds From Operations

	Three Months Ended			Six Months Ended
	June 30, 2007			June 30, 2007
		HCP Ventures	HCP Ventures	HCP Ventures	HCP Ventures	HCP Ventures
In thousands	HCP Ventures II	III	IV	II	III	IV
Net income (loss)	$2,715	$(24)	$(997)	$5,119	$442	$(997)
Real estate depreciation and amortization:	7,044	1,233	4,091	14,262	2,217	4,091
Funds from operations (FFO)	$9,759	$1,209	$3,094	$19,381	$2,659	$3,094

HCP’s share of FFO from unconsolidated joint ventures	$3,416	$363	$619	$6,783	$798	$619

Selected supplemental cash flow information:
Amortization of (above) and below market lease intangibles, net	$(697)	$142	$(251)	$(1,394)	$284	$(251)
Debt issuance costs amortization	143	38	94	295	76	94
Straight-line rents	3,825	195	659	7,649	445	659
Lease commissions and tenant and capital improvements	—	7	362	—	22	362

Indebtedness

In thousands

Mortgage Debt Maturities and Scheduled Principal Repayments
June 30, 2007

	HCP Ventures II	HCP Ventures III	HCP Ventures IV	Total	HCP’s Share of Unconsolidated Mortgage Debt

2007	$4,949	$—	$181	$5,130	$1,768
2008	8,974	—	891	9,865	3,319
2009	9,613	—	937	10,550	3,552
2010	10,179	—	1,049	11,228	3,773
2011	10,779	—	2,742	13,521	4,321
2012	11,308	—	37,766	49,074	11,511
2013	118,000	—	8,225	126,225	42,945
2014	10,409	—	2,365	12,774	4,116
2015	11,023	—	55,911	66,934	15,040
2016	10,873	91,730	96,803	199,406	50,686
Thereafter	476,535	—	152,430	628,965	197,273
Subtotal	682,642	91,730	359,300	1,133,672	338,304

(Discounts) and premiums, net	(653)	—	(2,930)	(3,583)	(815)

Total debt	$681,989	$91,730	$356,370	$1,130,089	$337,489

HCP’s share of total debt	$238,696	$27,519	$71,274	$337,489

Weighted average interest rate	5.66%	6.02%	5.51%	5.64%

Weighted average interest maturity in years	8.83	8.94	8.62	8.77

Total Debt Analysis

	June 30, 2007				December 31, 2006
		HCP Ventures				HCP Ventures
	HCP Ventures II	III	HCP Ventures IV	Total	HCP Ventures II	III	HCP Ventures IV	Total
Fixed rate debt	$681,989	$91,730	$356,370	$1,130,089	$—	$91,730	$—	$91,730
Variable rate debt	—	—	—	—	—	—	—	—
Total debt	$681,989	$91,730	$356,370	$1,130,089	$—	$91,730	$—	$91,730

HCP’s share of total debt
Fixed rate	$238,696	$27,519	$71,274	$337,489	$—	$27,519	$—	$27,519
Variable rate	—	—	—	—	—	—	—	—
	$238,696	$27,519	$71,274	$337,489	$—	$27,519	—	$27,519

Portfolio Overview

As of and for the six months ended June 30, 2007, dollars and square feet in thousands

Portfolio Overview

		Property			Facility Occupancy%		Cash Flow Coverage				Number of
Joint Venture	Primary Sector	Count	Units	Square Feet	06/30/07	03/31/07	6/30/07		3/31/07		States
HCP Ventures II	Senior housing	25	5,633	5,566	92	93	1.0	x	1.0	x	6
HCP Ventures III	MOB	13	N/A	789	100	100	N/A		N/A		5
HCP Ventures IV	MOB	57	N/A	2,712	89	N/A	N/A		N/A		13
		95		9,067

Operator Concentration

	Property	Investment		Net Operating Income
Operator	Count	Amount	%	Amount	%
Horizon Bay	25	$1,097,267	60	$41,511	77
Other operators	70	744,173	40	12,733	23
	95	$1,841,440	100	$54,244	100

	HCP Ventures II	HCP Ventures III	HCP Ventures IV	Total
Reconciliation of Net Income to NOI
Net income	$5,119	$442	$(997)	$4,564
Interest expense	19,758	2,870	3,292	25,920
Depreciation and amortization	14,262	2,217	4,091	20,570
General and administrative	2,372	390	428	3,190
Net operating income (NOI)	$41,511	$5,919	$6,814	$54,244

Lease Expiration Summary(1)

		Expiration Year
Joint Venture	Total	2007	2008	2009	2010	2011

HCP Ventures III
Leases	45	3	3	15	13	11
Annualized expiring rents	$3,421	$107	$232	$1,328	$1,047	$707

HCP Ventures IV
Leases	399	91	97	64	73	74
Annualized expiring rents	$30,293	$4,597	$5,610	$5,552	$8,622	$5,912

(1)          All leases associated with HCP Ventures II expire in years later than 2011.

Other Information

Reporting Definitions

ALF.  Assisted living facility.

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Expiring Rent.  The annualized future minimum rents due to HCP in the year of lease expiration.

Annualized Rent.  The most recent monthly base rent due to HCP as of period end annualized for twelve months plus additional rents received by HCP over the most recent twelve month period as of period end.  The Company uses Annualized Rent for purposes of determining property level Cash Flow Coverage.

Assets Held for Sale.  Assets of discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Beds/Units/Square Feet.  Hospitals and skilled nursing facilities are measured by licensed bed count.  ALFs and CCRCs are stated in units (e.g., studio, one or two bedroom units).  MOBs and other healthcare facilities are measured in square feet.

Book Value.  The carrying amount as reported in the Company’s financial statements.

Cash Flow Coverage.  Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Rent.  Cash Flow Coverage is a supplemental measure of the property’s ability to generate cash flow to meet related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  Results exclude data related to ALFs leased to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to each of the facilities.

CCRC.  Continuing care retirement community.

Consolidated Assets.  Total assets as reported in the Company’s financial statements.

Consolidated Book Capitalization.  The carrying amount of (i) Consolidated Debt plus (ii) total minority interests plus (iii) total stockholders’ equity as reported in the Company’s financial statements.

Consolidated Debt.  The carrying amount of bank lines of credit, bridge loans (if applicable), term loans (if applicable), senior unsecured notes, mortgage debt and other debt as reported in the Company’s financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits) plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage debt secured by real estate as reported in the Company’s financial statements.

Consolidated Undepreciated Book Capitalization.  Consolidated Book Capitalization after adding back accumulated depreciation and amortization on the Company’s real estate assets.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flow to meet related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of EBITDAR.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to one ALF that secures a loan to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment.

DFL.  Direct financing lease.

Facility EBITDAR.  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator of the property (not the Company). The Company uses Facility EBITDAR in determining Debt Service Coverage and Cash Flow Coverage.  EBITDAR as an analytical tool has limitations similar to EBITDA.  However, the Company receives periodic financial information from operators regarding the performance of the Company’s facilities under the operator’s management.  The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities, ILFs, ALFs and CCRCs which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by lessees and borrowers without verification by the Company.

Facility Occupancy.  For MOBs and other healthcare properties, facility occupancy represents the percentage of rentable square feet occupied. For hospitals, skilled nursing facilities, ALFs and CCRCs, facility occupancy represents the facilities’ operating occupancy for each quarter based on the most recent quarter of available data.  The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities, ILFs, ALFs and CCRCs, respectively.  The percentages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by lessees and borrowers without verification by the Company.

Future Minimum Rents.  Future minimum lease payments to be received by HCP, excluding operating expense reimbursements, from lessees under non-cancelable operating leases as of period end.

GAAP.  U.S. generally accepted accounting principles.

HCP MOP.  Prior to November 30, 2006, HCP Medical Office Portfolio, LLC, was an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company was the managing member and had a 33% interest therein.

HCP Ventures II.  An unconsolidated joint venture formed on January 5, 2007 between the Company and an institutional capital partner, for which the Company is managing member and has a 35% interest therein.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is managing member and has an effective 25.5% interest therein.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is managing member and has a 20% interest therein.

ILF.  Independent living facility.

Investment.  The carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and the carrying amount of mortgage loans receivable.  Excludes assets held for sale and classified as discontinued operations.

Marketable Securities.  The Company classifies its existing marketable equity and debt securities as available-for-sale in accordance with provisions of SFAS No. 115. These securities are carried at fair market value, with unrealized gains and losses reported in stockholders’ equity as a component of accumulated other comprehensive income.

MOB.  Medical office building.

“Other” Property Type.  Physician group practice clinics, healthcare laboratory and laboratory research facilities, and health and wellness centers.

Same Property Performance (“SPP”).  An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year.  Newly acquired assets, developments in process and assets classified in discontinued operations are excluded from the same property portfolio.  Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures.

Square Feet Owned.  The square footage for properties owned by the Company or its consolidated joint ventures and excludes square footage for development properties prior to completion.

Total Book Capitalization.  Total Debt plus the carrying amount of minority interests plus the carrying amount of stockholders’ equity.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from unconsolidated joint ventures.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from unconsolidated joint ventures, after adding back accumulated depreciation and amortization.

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from unconsolidated joint ventures.

Total Undepreciated Book Capitalization.  Total Book Capitalization after adding back accumulated depreciation and amortization on the Company’s real estate assets and the Company’s pro rata share of accumulated depreciation and amortization on real estate assets in unconsolidated joint ventures.

Supplemental Financial Measures Disclosures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred shareholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding minority interests’ share of earnings and gains or losses from real estate dispositions.  The Company’s presentations of EBITDA and Adjusted EBITDA herein are solely as non-GAAP liquidity measures in connection with the presentation of Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments.  The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Fixed Charge Coverage and Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  The Company believes investors should consider EBITDA and Adjusted EBITDA in conjunction with cash flow from operating activities, and other required measures under GAAP, to improve their understanding of the Company’s liquidity.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  Also, EBITDA and Adjusted EBITDA do not reflect the cash required to make interest and principal payments on the Company’s outstanding debt.  The Company believes cash flow from operating activities is the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA.  EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as defined by GAAP and should not be considered an alternative to those indicators.  Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred shareholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company.

FFO Payout Ratio per Common Share.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common shareholders.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and same property performance, or “SPP.”  The Company defines NOI as rental revenues, including tenant reimbursements, less property level operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments, interest expense and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, amortization of above and below market lease intangibles, and lease termination fees.  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s estimate of net income per diluted common share, FFO per diluted common share, and FFO per diluted common share before giving effect to merger-related and impairment charges for 2007.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the ability of the Company to achieve its expected benefits from acquisitions; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and senior housing sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.